Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Dated: May 30, 2012 (“Effective Date”)

WARRANT TO PURCHASE COMMON STOCK

of

PROSPECT GLOBAL RESOURCES INC.

PROSPECT GLOBAL RESOURCES INC., a Nevada corporation (the “Company”), HEREBY CERTIFIES THAT, for value received, THE KARLSSON GROUP, INC., an Arizona corporation, or registered assigns (each a “Holder”), is entitled to purchase up to 5,605,834 shares of Common Stock at a purchase price of $4.25 per share (the “Exercise Price”). As used herein, the term “Common Stock” means the Company’s Common Stock, par value $0.001 per share, as constituted on the date of original issue of this Warrant. The number and character of such shares of Common Stock is subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1.     Term of Warrant.  Capitalized terms used in this Section 1 but not defined in this Warrant shall have the meanings ascribed to them in that certain Membership Interest Purchase Agreement by and among The Karlsson Group, Inc., an Arizona corporation, Prospect Global Resources, Inc., a Delaware corporation and American West Potash, LLC, a Delaware corporation dated as of the date hereof (the “Purchase Agreement”).  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the earlier of (i) the Closing Date, and (ii) the Expiration Date, and ending at 5:00 p.m., Mountain Time, on the seven year anniversary of the Effective Date hereof, and shall be void thereafter.

2.              Exercise of Warrant.

(a)        Method of Exercise.  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Warrant Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), computed using the following formula (the “Cashless Exercise”); provided that the Cashless Exercise shall apply to no more than 1,121,167 Warrants.

CS = WCS (FMV-WP)
FMV

WHERE

CS                      equals the number of Shares of Common Stock to be issued to the Holder

WCS          equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

FMV          equals the Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation

WP                   equals the per share Warrant Price (as adjusted to the date of such calculation) of the Warrant

As used in this Section 2(a), the term “Fair Market Value” of each Warrant Share as of any date shall be (i) if the Common Stock is not then listed on a national securities exchange the volume weighted average price per share of Common Stock (as reported on the exchange, market or quotation system on which shares of Common Stock are admitted to trading or listed) for the five consecutive trading days ending on the business day prior to such exercise, (ii) if the Common Stock is then listed on a national securities exchange, the last sale price in respect of the Common Stock on the Nasdaq Global Market or any national securities exchange on which the Common Stock is then listed at the close of trading on the business day prior to such exercise or (iii) if not so available, Fair Market Value shall be determined as follows: (A) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (B) if the parties cannot reach an agreement as to the Fair Market Value within five (5) business days from the onset of negotiations, then the Appraised Value (as defined below) shall constitute the Fair Market Value. “Appraised Value” per Warrant Share as of a date specified herein shall mean the value of such a share as of such date as determined by a nationally recognized valuation or appraisal firm (an “Appraiser”) selected jointly by the holder of this Warrant and the Company. If the Company and the holder of this Warrant cannot agree on a mutually acceptable Appraiser, then the Company and the holder of this Warrant shall each choose one such Appraiser and the respective chosen firms shall jointly select a third Appraiser, which shall make the determination. The Company and the Warrant Holders shall each pay half of the costs and fees of each such Appraiser, and the decision of the Appraiser making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants. No discount shall be applied on account of any lack of liquidity of the

Common Stock, the Warrant or the Warrant Shares, including the fact that the Warrants or Warrant Shares may constitute “restricted securities” for securities law purposes.

(b)        Issuance of Shares.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

3.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled (after aggregating all shares that are being issued upon such exercise), the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction or, at the Company’s option, round the number of shares to be issued up to the next whole number.

4.     Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.     Rights of Stockholders. Subject to Section 11 and 13 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

6.     Transfer of Warrant.

(a)           Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders.  Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)           Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing (the “Warrant Agent”).  Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of the Warrant Agent.

(c)           Transferability and Negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)           Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

7.     Capital Structure of PGRX. As of May 30, 2012, (i) 39,489,173 shares of common stock, par value $0.001 per share, of PGRX (“Common Stock”) were issued and outstanding, (ii) 3,965,000 options to purchase shares of Common Stock were issued and outstanding, (iii) 4,085,000 shares of Common Stock were reserved for issuance pursuant to options, and (iv) 12,097,363 warrants to purchase shares of common stock were issued and outstanding. As of May 30, 2012, the total number of shares outstanding on a fully diluted basis is 59,636,536.

8.     SEC Reports. PGRX has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC pursuant to the Exchange Act or other applicable United States federal securities Laws (“SEC Reports”).  As of their respective filing dates, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act.  None of the SEC Reports when filed with the SEC and, if amended, as of the date of such amendment contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9.     Compliance with Securities Laws.

(i)          The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws.

(ii)         This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

10.  Reservation of Stock.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Certificate”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  The Company further covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

11.  Notices.

(a)        Whenever the Exercise Price or the shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered to the Holder of this Warrant by overnight courier service.

(b)        In case:

(i)        the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)       of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or entity, or any conveyance of all or substantially all of the assets of the Company to another corporation or entity, or

(iii)      of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will deliver to the Holder by overnight courier a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least ten days prior to the record date specified in (A) above or twenty (20) days prior to the date specified in (B) above, in each case by overnight courier.

(c)        All Notices under this Warrant shall be sent if to the Company at:

If to holder of Warrant:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Company:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200 Denver, CO 80202 Facsimile: 303-223-1111 E-Mail: jknetsch@bhfs.com Attention: Jeffrey M. Knetsch

Any party may by notice given in accordance with this Section 11(c) to the other party designate another address or person for receipt of notices hereunder.

12.                   Amendments and Waivers.

(a)       Except as provided in Section 12(b) below, this Warrant, or any provision hereof, may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b)       Any term or condition of this Warrant may be amended or waived with the written consent of the Company and holders of Warrants representing more than two-thirds of the shares of Common Stock issuable upon the exercise of all then outstanding Warrants (the “Majority Holders”), even without the consent of the Holder.  Any amendment effected in accordance with this Section 12(b) shall be binding upon each holder of any of the Warrants, each future holder of any of the Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably.  The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 12(b).

(c)       No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.      Adjustments. The Exercise Price and the shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)       Merger, Reorganization, Sale of Company, etc.  If at any time while this Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this

Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation or other entity resulting from such reorganization, merger, consolidation, merger, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13.  The foregoing provision of this Section 13(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined by the Company’s Board of Directors in good faith.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)       Reclassification, etc.  If the Company, at any time while this Warrant remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

(c)       Split, Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

(d)       Adjustments for Dividends in Stock or other Securities or Property.  If while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist (including without limitation securities into which such securities may be converted) at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant (or upon such conversion) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.

(e)       Other Adjustments.  In case any event shall occur as to which the other provisions of this Section 13 are not strictly applicable but as to which failure to make any adjustment would not fairly protect the exercise rights represented by this Section 13 in accordance with the essential intent and principles hereof then, in each such case, the Majority Holders may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the exercise rights represented herein.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to all holders of Common Warrants and shall make the adjustments described therein.  The fees and expenses of such independent public accountants shall be borne by the Company.

(f)        Calculations.  All calculations under this Section 13 shall be made to the nearest four decimal points.

(g)       No Impairment.  The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment.

14.         Miscellaneous Provisions.

(a)       Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or legal holiday, then (notwithstanding anything herein to the contrary) such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

(b)       Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that no consent shall be required for an assignment to the current equity interest holders of warrant holder or a liquidating trust for the benefit of the same.

(c)       Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Common Stock upon exercise of this Warrant,

provided that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of a Warrant or the shares of Common Stock issued upon exercise of this Warrant, and in such case the Company shall not be required to issue or deliver any certificates for shares of Common Stock, until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid or that no such tax is due.

(d)       Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

(e)       Binding Effect.  The terms of this Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

PROSPECT GLOBAL RESOURCES, INC.,
a Nevada corporation

By:	/s/ Pat Avery
Name:	Pat Avery
Title:	CEO

NOTICE OF EXERCISE

(1)            The undersigned hereby elects to purchase              shares of Common Stock of PROSPECT GLOBAL RESOURCES INC., pursuant to the provisions of Section 2(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4)            Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of PROSPCET GLOBAL RESOURCES INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment, and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Dated:

Signature of Holder